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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement of Remington Oil and Gas Corporation (formerly Box Energy Corporation), on Form S-4 (File No. 333-61513) and in the Registration Statement of Remington Oil and Gas Corporation on Form S-3 (File No. 333-57456) of our report dated March 15, 2002 on our audits of the consolidated financial statements of Remington Oil and Gas Corporation as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.




                                                ARTHUR ANDERSEN LLP

Dallas, Texas
March 21, 2002